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                                                                      Exhibit 76

                                 OLIMPIA S.p.A.

                                 --------------

To

HOLINVEST S.p.A.

Corso Zanardelli, 32

25121 -- BRESCIA

                                                                   July 12, 2006

Dear Sirs,

We hereby fully transcribe the text of your letter dated July 12, 2006 as acceptance of that letter and its content:

"To
Olimpia S.p.A.
For the kind attention of the Chairman
C/o Pirelli & C. S.p.A.
Via G. Negri, 10
20100 Milan
Fax 02 85354469
Delivered by hand

Dear Sirs,

Following up on our agreements, we write to propose signing of the following Preemption Agreement (the "Agreement"):

                                    Premises:

(a) Holinvest S.p.A. ("Holinvest") is the owner of 492,697,862 ordinary shares in Telecom Italia S.p.A., a company listed on the Electronic Stock Exchange run by Borsa Italiana, with legal headquarters in Piazza degli Affari, 2, Milan (the

                                   ----------
   Company Headquarters: Viale Sarca, 222 - 20126 Milan - telephone 02 8535 1 Company capital, fully paid up: 4,630,233, 510 Euro - Tax Code 03232190961 Milan Business Register no. 03232190961 - Milan Economic and Administrative
           Register (REA) no. 1659224 - Italian Exchange Office (UIC)
                              Registration no. 32870

(various initials)





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                                 OLIMPIA S.p.A.

                                 --------------

"Telecom Shares" and the 492,697,862 Telecom Shares owned by Holinvest, the "Holinvest Telecom Shares").

(b) Holinvest intends to grant to Olimpia S.p.A. ("Olimpia"), who intends to accept, a preemption right for a maximum of 320,253,610 Holinvest Telecom Shares (the "Telecom Shares Covered by the Preemption Right"), under the terms and conditions specified below.

Given the above Premises, which are an integral and essential part of this Agreement, Holinvest and Olimpia (individually, a "Party" and, jointly, the "Parties") hereby agree the following:

1.    Preemption Right

1.01 a) If Holinvest intends to transfer (also by means of demergers or mergers, contributions), conclude preliminary sale deals not conditioned by the failure to exercise the Preemption Right, lend, sign contracts not conditioned by the failure to exercise the Optional Preemption Right for the sale or other actions not conditioned by the failure to exercise the Preemption Right or contracts with which all or part of the Holinvest Telecom Shares are transferred to another party and, as a result of this, Holinvest holds a number of Telecom Shares below the number of Telecom Shares Covered by the Preemption Right, Holinvest must first offer to transfer to Olimpia, at the same conditions as those offered by the aspirant purchaser, a number of Holinvest Telecom Shares equal to the number of Telecom Shares represented by the difference between Telecom Shares Covered by the Preemption Right and number of Telecom Shares which Holinvest would hold due to the effect of the transfer (the "Difference"), it being in any case

                                  ----------
   Company Headquarters: Viale Sarca, 222 - 20126 Milan - telephone 02 8535 1 Company capital, fully paid up: 4,630,233, 510 Euro - Tax Code 03232190961 Milan Business Register no. 03232190961 - Milan Economic and Administrative
           Register (REA) no. 1659224 - Italian Exchange Office (UIC)
                              Registration no. 32870

(various initials)

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                                 OLIMPIA S.p.A.

                                 --------------

            understood that the Preemption Right will only apply in relation to the Telecom Shares Covered by the Preemption Right offered for sale by Holinvest to the aspirant purchaser ("Preemption Right"):

            b) the Parties hereby reciprocally acknowledge that they are aware of the following:

            (i) Holinvest has given the Holinvest Telecom shares to Royal Bank of Scotland plc. ("RBS") as a pledge for financing;

            (ii) RBS concluded a preemption agreement with Olimpia on March 22, 2004;

            (iii) Holinvest will do everything in its power so that RBS signs a preemption agreement dealing with the Telecom Shares Covered by the Preemption Right at the same terms and conditions as those specified in the agreement indicated in (ii) above.

            c) With no prejudice to Holinvest's right to maintain the pledge for the Holinvest Telecom Shares and, on expiry of the financing, to renew or recreate it, Holinvest undertakes to make sure that the same agreement is signed by financing banks in all cases of pledges being created with regard to the Telecom Shares Covered by the Preemption Right.

      1.02 To prevent any interpretation doubts, Holinvest and Olimpia hereby reciprocally acknowledge and agree that Holinvest may, therefore, freely dispose of and transfer, in any way, without, then, this transfer being subject to the Preemption Right, the Holinvest Telecom Shares within the limits by which, as a result of this transfer, the number of Holinvest Telecom Shares do not become fewer than the Telecom Shares Covered by the Preemption Right.

2.    Terms and Conditions for exercising the Preemption Right

      The Preemption Right may be exercised under the following terms and conditions:

                                   ----------
   Company Headquarters: Viale Sarca, 222 - 20126 Milan - telephone 02 8535 1 Company capital, fully paid up: 4,630,233, 510 Euro - Tax Code 03232190961 Milan Business Register no. 03232190961 - Milan Economic and Administrative
           Register (REA) no. 1659224 - Italian Exchange Office (UIC)
                             Registration no. 32870

(various initials)

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                                 OLIMPIA S.p.A.

                                 --------------

            (i) Holinvest must first offer to Olimpia all, and no less than all, the Telecom Shares Covered by the Preemption Right as per the Preemption Right specified in paragraph 1 above, in the form of a registered letter with notification of receipt, containing the identity of the aspirant purchaser, the price and the other sales conditions (the "Offer").

            (ii) The Preemption Right may be exercised by Olimpia with regard to all, and no less than all, the Telecom Shares Covered by the Preemption Right indicated in the Offer by sending a communication, which must state the unconditional desire of Olimpia to purchase or obtain the purchase of all, and no less than all, the Holinvest Telecom Shares Covered by the Preemption Right indicated in the Offer, to Holinvest, in the form of a registered letter with notification of receipt, within fifteen (15) calendar days of the receipt of the offer; if this term is not complied with, this communication is null and void.

            (iii) If the Preemption Right is exercised by Olimpia within the term specified above in point (ii) with regard to all the Telecom Shares Covered by the Preemption Right indicated in the Offer, Holinvest must transfer to Olimpia or to another party indicated by Olimpia, within thirty (30) calendar days of the receipt of the communication specified above in point (ii), the ownership of the Telecom Shares Covered by the Preemption Right indicated in the Offer and Olimpia must pay the price in accordance with the Offer.

            (iv) If the Preemption Right is not exercised by Olimpia within the term specified above in point (ii) with regard to all the Telecom Shares Covered by the Preemption Right indicated in the Offer, Holinvest may transfer the Telecom Shares Covered by the Preemption Right indicated in the Offer to the purchaser indicated in the offer itself, under terms which are no more favorable for the purchaser than those specified in that Offer, within thirty (30) days of the expiry of the term specified above in point (ii), it also being understood that if Holinvest does not sell

                                  ----------
   Company Headquarters: Viale Sarca, 222 - 20126 Milan - telephone 02 8535 1 Company capital, fully paid up: 4,630,233, 510 Euro - Tax Code 03232190961 Milan Business Register no. 03232190961 - Milan Economic and Administrative
           Register (REA) no. 1659224 - Italian Exchange Office (UIC)
                             Registration no. 32870

(various initials)

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                                 OLIMPIA S.p.A.

                                 --------------

            within the term specified above, this procedure must be applied again.

3.    Stand Still

      Holinvest, also promising the same for Hopa as long as Hopa controls Holinvest (the meaning of control here refers to art. 2359, clause 1, no. 1 of the Italian Civil Code), hereby undertakes, for the entire duration of this Agreement, to not make purchases of or to hold, in any case, further Telecom Shares other than the Holinvest Telecom Shares with the prior agreement of Olimpia (an agreement which may not be unreasonably denied with sole regard to the purchasing of a further number of Telecom Shares of no more than 1% of the ordinary company capital of Telecom), with no prejudice, however, to Holinvest's right to purchase or subscribe further Telecom Shares if this allows Holinvest to maintain the current shareholding in Telecom Italia S.p.A. unaltered at 3.68% of the ordinary company capital of Telecom Italia S.p.A..

4.    Duration

      This Agreement has a term of two (2) years from July 12, 2006 until July 12, 2008.

5.    Modifications

      Any modifications to this Agreement will only be valid and binding if contained in a written document signed by both Parties.

6.    Arbitration Clause

      Any disputes which derive from this Agreement will be dealt with by means of Arbitration in accordance with the Regulations of the National and International Arbitration Chamber of Milan.

                                  ----------
   Company Headquarters: Viale Sarca, 222 - 20126 Milan - telephone 02 8535 1 Company capital, fully paid up: 4,630,233, 510 Euro - Tax Code 03232190961 Milan Business Register no. 03232190961 - Milan Economic and Administrative
           Register (REA) no. 1659224 - Italian Exchange Office (UIC)
                             Registration no. 32870

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(various initials)

                                        6





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                                 OLIMPIA S.p.A.

                                 --------------

      The Arbitration Board will consist, regardless of the number of parties, of three Arbitrators appointed jointly by the Parties or, if they cannot agree, appointed by the Arbitration Chamber. The Arbitration will take place in Milan.

      The expenses for the Arbitration will be paid by the Parties in accordance with the applicable resolutions of the Arbitration Board.

      The Parties indicate, with this Agreement, the addresses of their respective legal headquarters and domiciles to which the various deeds and documents, rulings or other communications relating to the Arbitration proceedings may be sent.

                                      * * *

      If you agree with the above proposal, please provide us with written confirmation of this by sending us a letter which completely reproduces the text of this Agreement, duly initialed on every page and signed at the bottom for acceptance by a person duly authorized for this purpose.

      Yours sincerely,
      Milan, July 12, 2006

      Signed by Holinvest S.p.A."

      We hereby confirm that we accept all of the above.
      Yours sincerely,

      OLIMPIA S.p.A.
      (signature) Luciano Gobbi

                                   ----------
   Company Headquarters: Viale Sarca, 222 - 20126 Milan - telephone 02 8535 1 Company capital, fully paid up: 4,630,233, 510 Euro - Tax Code 03232190961 Milan Business Register no. 03232190961 - Milan Economic and Administrative
           Register (REA) no. 1659224 - Italian Exchange Office (UIC)
                             Registration no. 32870

(various initials)

                                        7